SECRETARY OF STATE
                                STATE OF NEVADA


                               CORPORATE CHARTER

I DEAN HELLER, the duly elected and qualifed Nevada Secretary of State, do hereby certify that TELMARK WORLDWIDE, INC. did on September 14, 2000, file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that siad Articles contain all the provisions required by the law of said State of Nevada.

                      IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Las Vegas, Nevada, on September 14, 2000.

                              /s/ Dean Heller



                              By /s/ Laurie M. Burgess
                              Certification Clerk

[STATE SEAL of NEVADA]

                            ARTICLES OF INCORPORATION
                                       OF
                             TELMARK WORLDWIDE, INC.


     Pursuant to the provision of the Nevada Business Corporation Act, 78.010, et. seq. the undersigned corporation hereby adopts the follower Articles of Incorporation as follows:

                                    ARTICLE I
                                      NAME

The name of this corporation is TELMARK WORLDWIDE, INC.

                                   ARTICLE II
                                    DURATION

This corporation has perpetual existence.

                                   ARTICLE III
                              CORPORATION PURPOSES

The purpose or purposes for which the Corporation is organized are all things necessary or convenient to carry out any lawful business, including the financial services industry, as well as those itemized under Chapter 78 of Nevada Revised Statutes, including any amendments thereto or successor statute that may hereinafter be enacted.

                                   ARTICLE IV
                                 CAPITALIZATION



Section 1:   Aggregate Number of Shares
---------

The total number of shares which the Corporation shall have authority to issue is 105,000,000 of which (a) 5,000,000 shares shall be Preferred Stock of par value $0.001 per share, (b)100,000,000 shares shall be Common Stock of the par value of $0.001 per share.

Section 2:   Rights of Preferred Stock
----------

The Preferred Stock may be issued from time to time in one or more series and with such designation for each such series as shall be stated and expressed in, the resolution or resolutions providing for the issue of each such series adopted by the Board of Directors. The Board of Directors, in any such resolution or resolutions is expressly authorized to state and express for each such series:

     (i)     The voting powers, if any, of the holder of stock of such series;

     (ii) The rate per annum and the times at and conditions upon which the holders of stock of such series shall be entitled to receive dividends, and whether such dividends shall be cumulative or noncumulative and if cumulative the terms upon which such dividends shall be cumulative;

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     (iii)   The  price or  prices  and the time or times at and the  manner  in which the stock of such series shall be redeemable and the terms and amount of any sinking fund provided for the purchase or redemption of shares;

     (iv)    The  rights to which  the  holders  of the  shares of stock of such
             series  shall  be  entitled  upon  any  voluntary  or   involuntary
             liquidation, dissolution or winding up of the Corporation;

     (v) The terms, if any, upon which shares of stock of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes or of any other series of the same or say other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and

     (vi) Any other designations, preferences, and relative participating, optimal or other special rights, and qualifications, limitations or restrictions thereof so far as they are not inconsistent with the provisions of the Articles of Incorporation, as amended, and to the full extent now or hereafter permitted by the laws of Nevada.


Section 3:   Rights of Common Stock
----------

The Common Stock may be issued from time to time in one or more Classes and with such designation for each such Classes as shall be stated and expressed in the resolution or resolutions providing for the issue of each such Classes adopted by the Board of Directors. The Board of Directors in any such resolution or resolutions is expressly authorized to state and express for each such Class:

     (i)     The voting powers, if any, of the holders of stock of such Class;

     (ii) The rate per annum and the times at and conditions upon which the holders of stock of such Class shall be entitled to receive dividends, and whether such dividends shall be cumulative or noncumulative and if cumulative the terms upon which such dividends shall be cumulative;

     (iii) The terms, if any, upon which shares of stock of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes or of any other series of the same or any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and

     (iv) Any other designations, preferences, and relative participating, optimal or other special rights, and qualifications, limitations a restrictions thereof so far as they are not inconsistent with the provisions of the Articles of Incorporation, as amended, and to the full extent now or hereafter permitted by the laws of Nevada.


                                    ARTICLE V
                              NO PREEMPTIVE RIGHTS

Except as may otherwise be provided by the Board of Directors, no preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of this corporation.

                                   ARTICLE VI
                              NO CUMULATIVE VOTING

Each shareholder entitled to vote at any election for Directors shall have the right to vote, in person or by proxy, one vote for each share of stock owned by such shareholder for as many persons as there are Directors to be elected and for whose election such shareholder has a right to vote, and no shareholder shall be entitled to cumulate their votes.

                                   ARTICLE VII
                                     BYLAWS

The Board of Directors shall have the power to adopt, amend or repeal the Bylaws or adopt new Bylaws. Nothing herein shall deny the concurrent power of the shareholders to adopt, alter, amend or repeal the Bylaws.

                                  ARTICLE VIII
                          REGISTERED OFFICE AND ADDRESS

The address of the registered office of the Corporation is: 1800 East Sahara, Suite 107, Las Vegas, Nevada 89104, and the name of its initial registered agent at such address is Nevada Corporate Services.

                                   ARTICLE IX
                                SHAREHOLDER VOTE

Whenever the laws of the State of Nevada require the vote or concurrence of the holders of two-thirds of the outstanding shares entitled to vote thereon, with respect to any action to be taken by the stockholders of the Corporation, such action may be taken by the vote or concurrence of the holders of at least a majority of the shares entitled to vote thereon.

                                    ARTICLE X
                              DIRECTORS' LIABILITY

To the full extent from time to time permitted by law, no director of the corporation shall be personally liable to the corporation or its shareholders for damages for conduct as a director. Neither the amendment or repeal of this Article, nor the adoption of any provision of the Articles of Incorporation inconsistent with this Article, shall eliminate or reduce the protection afforded by this Article to a director of the corporation with respect to any matter which occurred, or any cause of action, suit or claim which but for this Article would have accrued or arisen, prior to such amendment, repeal or adoption.

                                   ARTICLE XI
                     AMENDMENT TO ARTICLES OF INCORPORATION

This corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, in any manner now or hereafter permitted by law, and all rights and powers conferred herein on the shareholders and directors of this, corporation are subject to this reserved power.

                                   ARTICLE XII
                               BOARD OF DIRECTORS

The qualifications, terms, of office, manner of election, time and place of meetings, and powers and duties of the Directors shall be prescribed in the Bylaws, but the number of first Directors shall be one and shall serve until the first annual meeting of shareholders or until his successor is elected and qualified; the names and post office addresses of the first Directors are as follows:

Name                               Address
----                               -------

CHARLES R. KIEFNER                 120 St. Croix Avenue
                                   Cocoa Beach, Florida 32931

                                  ARTICLE XIII
                             LIMITATION OF LIABILITY

No director or officer of the Corporation shall be personally liable to the cooperation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer. However, the foregoing provision shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (ii) the payment of dividends in, violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the shareholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

                                    ARTICLE XIV
                             STATUTES NOT APPLICABLE

The provisions of Nevada Revised Statutes, 78.378 through 787.3793, inclusive, regarding the voting of a controlling interest in stock of a Nevada corporation and sections 78.411 through 78.444, inclusive, regarding combinations with interested stockholders, shall not be applicable to this Corporation.

The name end address of each incorporator is:


Name                               Address
----                               -------

CHARLES R KIEFNER                  120 St. Croix Avenue
                                   Cocoa Beach, Florida 32931


Executed in duplicate this 11th day of September, 2000.


                                     /s/ Charles R. Kiefner
                                     ---------------------------------------
                                     CHARLES R. KIEFNER, Incorporator
   STATE OF FLORIDA     )
                        )  ss.
   COUNTY OF BREVARD    )

          On this day personally appeared before me CHARLES R. KIEFNER to me known to be the individual described in and who executed the within and foregoing instrument, and acknowledged that he signed the same as his free and voluntary act and deed, for the uses and purposes therein mentioned.

          GIVEN under my hand official seal this 11th day  of Sept, 2000.

                                     /s/ James Ponson
                                     ----------------------------------------
                     Notary Public in and for the State of Florida, residing at Brevard County. Commission expires 30 June 2001.

                     JAMES PONSON
                     MY COMMISSION # CC 660077
                     EXPIRES:  June 30, 2001
                     Bonded Thru Notary Public Underwriters